Golden Phoenix Forms Top Echelon Advisory Committee to Assist Expansion of Corporate Mine Portfolio

SPARKS, NV, APRIL 23, 2010 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM) is pleased to announce the formation of a Technical Advisory Committee (TAC) to provide geological guidance to Management in the areas of opportunity assessment, property development, operational start-up, and mergers and acquisitions.  The initial members of TAC are Jack Tindale, Hans Rasmussen and Ann Carpenter; acknowledged experts in the fields of exploration geology, geophysics, mine engineering, and corporate management.  Additional members will be named in the future.

In announcing the formation of the TAC, Tom Klein, CEO of Golden Phoenix, stated, “ I am gratified to see individuals of the stature of Jack, Hans and Ann recognize our commitment to building a world class team. Their 100 years of proven performance in the mining arena will allow Golden Phoenix to quickly identify and assess mining properties of merit.”

Jack Tindale is a veteran of over 50 years of mine exploration, development and operations.  Jack has been affiliated with mining companies both large and small.  He has broad experience in the production of strategic and precious metals, as well as oil and gas.  He currently serves on several boards and is active in the identification and quantification of significant mineral deposits in Canada and abroad.  Jack is a graduate of McMaster University and holds a B.Sc. in Geology and a P.Eng. in Mining.

Hans Rasmussen has 25 years experience in the mineral exploration business, including four years with Newmont Exploration delineating gold deposits along the Carlin Trend, and 12 years with the Kennecott-Rio Tinto group.  Hans has served as a Country Manager for Bolivia and Argentina and led numerous exploration programs for gold and copper in the Great Basin. He presently serves as President and COO of Eaglecrest Explorations Ltd.  Hans received a B.Sc. in both Geology and Physics from Southern Oregon University and an M.S. in Geophysics from the University of Utah.

Ann Carpenter is an active geologist with over 25 years experience in exploration, mineral evaluations and mine project development.  Ann has worked for a number of gold companies, and recently served as President and COO of U.S. Gold Corp.  She is an advocate for the mining industry, having given testimony before the U.S. Congress, and is active with the Women's Mining Coalition and other industry organizations. Ann received her degree in Geology from Montana State University with further advanced studies completed at Mackay School of Mines, University of Nevada Reno.

For more information please visit our website at http://www.golden-phoenix.com/.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix is part owner of the Mineral Ridge gold and silver property near Silver Peak, Nevada, through its joint venture with Scorpio Gold, and owns the Adams Mine and Duff Claim Block near Denio, Nevada, and the Northern Champion molybdenum mine in Ontario, Canada.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by officers of the Company, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and base and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in restarting or expanding production at the Company’s mines;  the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk  factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.
Robert P. Martin, President (775) 842-5533
investor@golden-phoenix.com